UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2015

MAVENIR SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Delaware	001- 36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 International Parkway, Suite 200
Richardson, Texas 75081
(Address of principal executive offices, including zip code)

(469) 916-4393
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 12, 2015, Mavenir Systems, Inc. (“Mavenir”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ulticom, Inc., a New Jersey corporation (“Ulticom”), Utah Holding Corporation, a Delaware corporation and the indirect parent corporation of Ulticom (“Utah Holding”), Mavenir Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Mavenir (“Mavenir Holdings”), and the stockholders of Utah Holding (collectively, the “Sellers”). Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, Mavenir Holdings will acquire all of the issued and outstanding stock of Utah Holding from the Sellers (the “Acquisition”) resulting in Ulticom and Utah Holding becoming wholly-owned subsidiaries of Mavenir.
The Stock Purchase Agreement provides for an aggregate purchase price of $20.0 million in cash, subject to customary closing adjustments. Mavenir is financing the transaction with cash on hand.
The Stock Purchase Agreement provides for indemnification in the case of breaches of representations, warranties or covenants, in each case on terms which are generally customary for transactions of this nature. Sellers’ indemnification obligations are secured by a customary escrow of a portion of the purchase price.
The Acquisition is subject to customary closing conditions and is expected to close no later than January 30, 2015. The board of directors of each of Mavenir and Mavenir Holdings have unanimously approved and adopted the Stock Purchase Agreement. The Acquisition is not subject to a vote of Mavenir or Ulticom stockholders.
The foregoing is a summary of certain terms of the Stock Purchase Agreement and does not purport to summarize or include all terms of the Stock Purchase Agreement or to identify or summarize all of the other agreements related to the Acquisition.
Item 2.02 Results of Operations and Financial Condition.
On January 13, 2015, Mavenir issued a press release announcing preliminary financial results for its fiscal fourth quarter and full year ended December 31, 2014 (the “Financial Results Press Release”). A copy of the Financial Results Press Release is furnished herewith as Exhibit 99.2.
Also on January 13, 2015, Mavenir held a conference call to discuss its preliminary financial results for its fiscal fourth quarter ended December 31, 2014, as well as the Acquisition and certain financial guidance for 2014. A copy of the transcript of the conference call is attached hereto as Exhibit 99.3.
Item 7.01 Regulation FD Disclosure.
On January 13, 2015, Mavenir issued a press release announcing the Acquisition described in Item 1.01 above (the “Acquisition Press Release”). A copy of the Acquisition Press Release is furnished herewith as Exhibit 99.1.

Furnishing of Information
The information in Items 2.02 and 7.01 and in Exhibits 99.1, 99.2, and 99.3 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Forward-Looking Statements
The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act, including, without limitation, statements regarding the closing of the proposed transaction, the satisfaction of the conditions to closing, purchase price adjustments and indemnification. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ may include failure to satisfy the closing conditions for the Acquisition, failure or delay in consummation of the transaction for other reasons, risks and uncertainties related to Mavenir’s ability to successfully integrate Ulticom’s operations and products, indemnification obligations and purchase price adjustments, the effect of the announcement of the proposed Acquisition on customer relationships, and the effect of the Acquisition on Mavenir’s operating results going forward. Investors should not place undue reliance on forward-looking statements in this report. Mavenir does not assume any obligation to update the forward-looking statements provided herein, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 13, 2015 announcing the acquisition of Ulticom, Inc.
99.2	Press Release dated January 13, 2015 announcing preliminary financial results for 2014 and guidance for 2015
99.3	Transcript of conference call on January 13, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: January 13, 2015	By:	/s/ Terry Hungle
Name: Terry Hungle
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 13, 2015 announcing the acquisition of Ulticom, Inc.
99.2	Press Release dated January 13, 2015 announcing preliminary financial results for 2014 and guidance for 2015
99.3	Transcript of conference call on January 13, 2015